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 Rule 10f-3 Transaction Form

 Acquisition of Securities During Affiliated Underwritings


PARTICIPATING FUNDS

[_]  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
     ISHARES NATIONAL MUNI BOND ETF (ISHMUNI)
     ISHARES NEW YORK MUNI BOND ETF (ISHNY)
     BlackRock Municipal Income Investment Quality Trust (BAF)
     BlackRock Allocation Target Shares : Series E Portfolio (BATSE) BlackRock Municipal Income Investment Trust (BBF)
     BlackRock Municipal Bond Trust (BBK)
     BlackRock Investment Quality Municipal Trust (BKN)
     BlackRock Strategic Municipal Trust (BSD)
     BlackRock Long-Term Municipal Advantage Trust (BTA)
     BlackRock MuniYield Investment Quality Fund (MFT)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    08-03-2016
Offering Commencement:

Security Type:             BND/MUNI

Issuer                     The City of New York General Obligation Bonds,
                           Series 2017-A-1

Selling Underwriter        GOLDMAN SACHS & CO.

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Goldman Sachs & Co, Merrill Lynch, Pierce, Fenner &
                           Smith Incorporated, Citigroup Global Markets Inc.,
                           Jefferies & Company, Inc., J.P. Morgan Securities
                           LLC, Loop Capital Markets, LLC, Ramirez & Co., Inc,
                           RBC Capital Markets, Siebert Brandford Shank & Co.,
                           L.L.C., Wells Fargo Securities, LLC, Barclays Bank
                           PLC, BNY Mellon Capital Markets, LLC, Drexel
                           Hamilton, LLC, Fidelity Capital Markets, Janney
                           Montgomery Scott LLC, Mizuho Securities USA Inc,
                           Morgan Stanley & Co. LLC, Oppenheimer & Co, Raymond
                           James & Associates, Inc., Roosevelt & Cross, Inc,
                           Stifel, Nicolaus & Company, Inc., TD Securities
                           (USA) LLC, U.S. Bancorp Investments, Inc, Academy
                           Securities, Inc., Blaylock Beal Van, LLC, FTN
                           Financial Securities Corp., Hilltop Securities, PNC
                           Capital Markets LLC, Rice Financial Products
                           Company, Stern Brothers & Co., The Williams Capital
                           Group, L.P

TRANSACTION DETAILS

Date of Purchase           08-03-2016

Purchase Price/Share       $122.202
(PER SHARE / % OF PAR)       (2.47)
                           $111.370
                             (2.69) Total Commission, Spread or Profit  0.441%
                           --------                                     ------

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1.  Aggregate Principal Amount Purchased (a+b)                     $ 24,485,000
                                                                   ------------

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)   $ 17,320,000
                                                                   ------------

    b.  Other BlackRock Clients                                    $  7,165,000
                                                                   ------------

2.  Aggregate Principal Amount of Offering                         $800,000,000
                                                                   ------------
FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                  0.03061

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LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]

[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]

[X] Eligible Municipal Securities

[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]

[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X]  YES  The securities were offered pursuant to an underwriting or similar
[_]  NO   agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X]  YES  No affiliated underwriter was a direct or indirect participant in,
[_]  NO   or benefited directly or indirectly from, the transaction.


Completed by:            Dipankar Banerjee               Date:  08-09-2016
                         ------------------------------         ---------------
                         Global Syndicate Team Member

Approved by:             Steven DeLaura                  Date:  08-09-2016
                         ------------------------------         ---------------
                         Global Syndicate Team Member

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DEFINITIONS

TERM                                DEFINITION
Fund Ratio                          Number appearing at the bottom of page 1 of 2 of
                                    the Rule 10f-3 Report form. It is the sum of the
                                    Funds' participation in the offering by the Funds
                                    and other accounts managed by BlackRock divided by
                                    the total amount of the offering.

Eligible Foreign Offering           The securities are sold in a public offering
                                    conducted under the laws of a country other than
                                    the United States and

                                    (a) the offering is subject to regulation in such
                                        country by a "foreign financial regulatory
                                        authority," as defined in Section 2(a)(50) of
                                        the Investment Company Act of 1940;

                                    (b) the securities were offered at a fixed price to
                                        all purchasers in the offering (except for any
                                        rights to purchase securities that are required
                                        by law to be granted to existing security
                                        holders of the issuer);

                                    (c) financial statements, prepared and audited as
                                        required or permitted by the appropriate
                                        foreign financial regulatory authority in such
                                        country, for the two years prior to the
                                        offering, were made available to the public and
                                        prospective purchasers in connection with the
                                        offering; and

                                    (d) if the issuer is a "domestic issuer," i.e.,
                                        other than a foreign government, a national of
                                        any foreign country, or a corporation or other
                                        organization incorporated or organized under
                                        the laws of any foreign country, it (1) has a
                                        class of securities registered pursuant to
                                        section 12(b) or 12(g) of the Securities
                                        Exchange Act of 1934 or is required to file
                                        reports pursuant to section 15(d) of that act,
                                        and (2) has filed all the material required to
                                        be filed pursuant to section 13(a) or 15(d) of
                                        that act for a period of at least 12 months
                                        immediately preceding the sale of securities
                                        (or for such shorter period that the issuer was
                                        required to file such material)

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
TERM                                DEFINITION
Eligible Municipal Securities       The securities:

                                    (a) are direct obligations of, or obligations
                                        guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section
                                        103(c)(2) of Title 26) the interest on
                                        which is excludable from gross income
                                        under certain provisions of the Internal
                                        Revenue Code;

                                    (b) are sufficiently liquid that they can be
                                        sold at or near their carrying value
                                        within a reasonably short period of time;
                                        and

                                    (c) either

                                        (1) are subject to no greater than
                                            moderate credit risk; or

                                        (2) if the issuer of the municipal
                                            securities, or the entity supplying
                                            the revenues or other payments from
                                            which the issue is to be paid, has
                                            been in continuous operation for less
                                            than three years, including the
                                            operation of any predecessors, the
                                            securities are subject to a minimal or
                                            low amount of credit risk.

                                    Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering         The securities are sold in an offering where

                                    (a) the securities are offered or sold in
                                        transactions exempt from registration
                                        under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules
                                        501-508 thereunder;

                                    (b) the securities were sold to persons that
                                        the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                                    (c) the seller and any person acting on behalf
                                        of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A.

Government Securities Offering      The security is issued or guaranteed as to
                                    principal or interest by the United States, or
                                    by a person controlled or supervised by and
                                    acting as an instrumentality of the Government
                                    of the United States pursuant to authority
                                    granted by the Congress of the United States;
                                    or any certificate of deposit for any of the
                                    foregoing.

U.S. Registered Public Offering.    The securities offered are registered under
                                    the Securities Act of 1933 that are being
                                    offered to the public.